Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-217642) and S-8 (Nos. 333-205391, 333-205392, 333-205393, 333-217623) of The Chemours Company of our report dated February 16, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 16, 2018